                            GEN-NET LEASE INCOME FUND

                         CORPORATE AND GOVERNMENT SERIES

                                 TRUST AGREEMENT

                                TABLE OF CONTENTS

PART I            GENERAL PROVISIONS                                               1
PART II           TERMS AND CONDITIONS OF TRUST                                    2
INTRODUCTION                                                                       2
ARTICLE I         DEFINITIONS                                                      4
ARTICLE II        DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST; FORM
                  AND ISSUANCE OF UNIT CERTIFICATES                                7
Section 2.1       Sponsor's Capital; Application of Offering Proceeds.             7
Section 2.2       Custody of Securities.                                           8
Section 2.3       Acceptance of Trust.                                             8
Section 2.4       Recording of Units.                                              8
Section 2.5       Form of Unit Certificates.                                       9
Section 2.6       Separate Trusts.                                                10
ARTICLE III           ADMINISTRATION OF FUND                                      10
Section 3.1       Initial Cost.                                                   10
Section 3.2       Income Account.                                                 10
Section 3.3       Capital Account.                                                11
Section 3.4       Reserve Account.                                                11
Section 3.5       Deductions and Distributions                                    11
Section 3.6       Distribution Statements.                                        12
Section 3.7       Sale of Securities.                                             14
Section 3.8       Counsel.                                                        14
ARTICLE IV        PURCHASE, TRANSFER, INTERCHANGE OR
                  REPLACEMENT OF UNITS                                            15
Section 4.1       Transfer or Interchange of Units.                               15
Section 4.2       Unit Certificates Mutilated, Destroyed, Stolen or Lost.         16
ARTICLE V                                                                         16
Section 5.1       Representations of Sponsor and Other Lessors.                   16
ARTICLE VI            TRUSTEES                                                    17
Section 6.1       Number, Qualification, Compensation and Term.                   17
Section 6.2       Resignation, Removal and Death.                                 17
Section 6.3       Vacancies.                                                      18
Section 6.4.      Successor Trustees.                                             18
Section 6.5       Meetings and Action Without A Meeting.                          18
Section 6.6       Authority.                                                      19
Section 6.7       Powers.                                                         19
Section 6.8       Right to Own Shares.                                            21
Section 6.9       Transactions with Trust.                                        21
Section 6.10      Persons Dealing with Trustees.                                  21
Section 6.11      General Definition of Trustees' Liabilities, Rights and Duties. 21
Section 6.12      Books, Records and Reports.                                     24

                                            i

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

Section 6.13      Agreement and List of Securities on File.                       24
Section 6.14      Compensation.                                                   24
ARTICLE VII           RIGHTS OF UNITHOLDERS                                       25
Section 7.1       Beneficiaries of Trust.                                         25
Section 7.2       Rights, Terms and Conditions.                                   25
Section 7.3       Voting.                                                         26
Section 7.4       Inspection Rights.                                              26
Section 7.5       Investment Limitations.                                         26
ARTICLE VIII          ADDITIONAL COVENANTS; GENERAL PROVISIONS                    28
Section 8.1       Amendments.                                                     28
Section 8.2       Termination; Termination Price of Securities; Distribution of
                  Proceeds Upon Termination.                                      28
Section 8.3       Construction.                                                   30
Section 8.4       Written Notice.                                                 30
Section 8.5       Severability.                                                   31
Section 8.6       Headings for Reference Only.                                    31
Section 8.7       Applicable Law.                                                 31
Section 8.8       Bylaws.                                                         31
ARTICLE IX        LIMITATION OF LIABILITY AND INDEMNIFICATION                     31
Section 9.1       Limitation of Liability of Trustees.                            31
Section 9.2       Indemnification of Agents and Employees.                        32
Section 9.3       Insurance.                                                      32

                         GEN-NET LEASE INCOME FUND TRUST
                           CORPORATE-GOVERNMENT SERIES

                                 TRUST AGREEMENT

                           ____________________, 2001

         This Trust Agreement (this "Agreement") between GENESIS FINANCIAL GROUP, INC., a Michigan corporation, as settlor and sponsor ("Sponsor"), and ____________________ as initial Trustees (collectively, "Trustees"), sets forth certain provisions and provides certain powers to the Trustees.

                                     PART I

                               GENERAL PROVISIONS

         The following terms and conditions are hereby agreed to:

         1. The Trust is hereby established pursuant to the laws of the State of Michigan. This Trust Agreement shall be construed and regulated in all aspects by the laws of the State of Michigan.

         2. This Trust shall for convenience be known as GEN-NET LEASE INCOME FUND, CORPORATE AND GOVERNMENT SERIES, and it shall be sufficient that it be referred to as such in any deed, assignment, bequest or devise.

         3. The paragraph headings used are for convenience only and shall not be utilized for interpretation of this Trust Agreement. Whenever the context so requires, the masculine shall include the feminine and neuter and the singular shall include the plural. If any portion of this Trust Agreement is held to be void or unenforceable, the balance of the Trust Agreement shall nevertheless be carried into effect.

         4. The Trustees shall be exempt from registering this Trust Agreement and any trusts created hereunder as may be required by the Revised Probate Code for the State of Michigan or any other applicable statute.

         The Trustees may, at any time, record, file or deliver a Certificate of Trust Existence and Authority with or to any clerk, register of deeds, transfer agent or other similar agency or office or to any person dealing with the Trustees. Such Certificate shall contain a verbatim recital of pertinent provisions of this Agreement and shall be signed and acknowledged by the Trustees. Any purchaser or persons dealing with the Trustees shall be entitled to rely on such a Certificate as a full statement of the provisions of this Agreement which are pertinent to the particular transaction. Machine copies of the executed Certificate shall have the same effect and authority as the executed Certificate.

                                     PART II

                          TERMS AND CONDITIONS OF TRUST

         These Terms and Conditions of Trust, effective __________________, 2000, are executed by GENESIS FINANCIAL GROUP, INC., a Michigan corporation, as settlor and sponsor ("Sponsor"), and __________________________,
_____________________________ and __________________________ as Trustees
(collectively, "Trustees" or "Board of Trustees"), and shall be applicable to the Gen-Net Lease Income Fund Trust, Corporate and Government Series.

                            W I T N E S S E T H  T H A T:

         In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustees agree as follows:

                                  INTRODUCTION

         Standard Terms and Conditions of Trust.

         WHEREAS, the form of the Unit Certificate issued by the Trust shall be substantially as follows:

                          UNIT CERTIFICATE OF OWNERSHIP
                       Evidencing an Undivided Interest In

                        GEN-NET LEASE INCOME FUND TRUST,
                         CORPORATE AND GOVERNMENT SERIES

         THIS IS TO CERTIFY THAT___________________, is the owner and holder of this Unit Certificate evidencing the ownership of a fractional undivided interest in the above-named Trust created pursuant to the Agreement, a copy of which is available at the office of the Trustees. This Unit Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement to which the holder of this Unit Certificate by virtue of the acceptance hereof assents and is bound, a summary of which Agreement is contained in the Prospectus dated _____________________, 2001, related to the Trust. Subject to the restrictions on transfer contained in the Agreement, this Unit Certificate is transferable and interchangeable by the owner in person or by his duly authorized attorney at the Trustees' office upon surrender of this Unit Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustees may require for transfer, in form satisfactory to the Trustees, and payments of the fees and expenses provided in the Agreement.

         Witness the facsimile signature of the Sponsor and the manual signature of an authorized signatory of the Trustees.

DATED:
         -----------------------------------

Sponsor                                        Trustees

GENESIS FINANCIAL GROUP, INC.                  ------------------------------


By:
         ------------------------------------  ------------------------------
Its:
         ------------------------------------  ------------------------------


                         (FORM OF ASSIGNMENT AS PROVIDED
                          ON BACK OF UNIT CERTIFICATE)

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -      as tenants in common
TEN ENT    -      as tenants by the entireties
JT TEN     -      as joint tenants with right of survivorship
UNIF GIFT MIN ACT              Custodian
                  ---------              ---------
                   (Cust)                 (Minor)


Under Uniform Gifts to Minors Act

----------------------------------------------------
State

     ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

For Value Received, I hereby assign ______Unit(s) represented by this Certificate to __________"Assignee") whose social security or other identifying number further hereby irrevocably constitute and appoint lawful attorney-in-fact, to transfer said Units on the and substitution in the premises.

---------------------------------
Signature of Assignor

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURES GUARANTEED BY:


---------------------------------
Firm or Bank


---------------------------------
Authorized Signature

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustees agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. Whenever used in this Agreement the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

         (a) "Affiliate" means (i) any entity which, directly or indirectly, is controlled by the Sponsor or in which the Sponsor has an equity interest of ten percent or more; (ii) any trust created for the benefit of any person named in clause (i) hereof; and (iii) any officer, director, trustee, or employee of any corporation, trust, partnership of other entity controlling, controlled by or under common control with the Sponsor.

         (b) "Aggregate Number of Units" shall mean the number of Units to be issued pursuant to this Trust Agreement with respect to Securities acquired by the Trustees.

         (c) "Agreement" shall mean Part I and Part II of this Trust Agreement dated ____________, 2001, including these Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended.

         (d) "Assignment of Rents" shall mean an investment contract which includes an assignment to the Trust of all or a portion of the net income due to the lessor under a lease of real property on terms acceptable to the Board of Trustees, and a qualifying lessee of real property, said assignment, lease, real property and lessee each having satisfied applicable conditions and requirements set forth in a Prospectus dated __________________, 2001, filed in connection with the offering of Units to the public by the Trust. The approved form of the Assignment of Rents Contract is attached hereto as Exhibit A and incorporated by reference.

         (e) "Board of Trustees" or "Board" shall mean the corporate body constituting the three Trustees of the Trust or fewer number until a departed Trustee is replaced.

         (f) "Business Day" shall mean any day that is not a Saturday, Sunday or a public holiday under the laws of the State of Michigan.

         (g)      "Capital Account" shall have the meaning given to it in
Section 3.3.

         (h) "Capital Account Distribution Date" shall have the meaning assigned to it in the Prospectus.

         (i) "Capital Account Record Date" shall have the meaning assigned to it in the Prospectus.

         (j) "Fund" shall have the meaning stated under "Trust Fund" below.

         (k)      "Income Account" shall have the meaning given to it in
Section 3.2.

         (l)      "Income Distribution" shall have the meaning given to it in
Section 3.5(b)(ii).

         (m) "Income Distribution Date" shall have the meaning given to it in Section 3.5(a).

         (n) "Income Distribution Record Date" shall have the meaning given to it in Section 3.5(b)(iii).

         (o) "Initial Date of Deposit" shall have the meaning assigned to it in the Trust Agreement.

         (p)      "Mandatory Termination Date" shall be December 31, 2005.

         (q) "Offering Price" shall have the meaning assigned to it in the Prospectus.

         (r) "Offering" shall mean that offer of Units by the Prospectus commencing not sooner than the effective date of the registration statement accompanying said Prospectus for the jurisdiction in which the offer is to be made.

         (s) "Prospectus" shall mean the Prospectus, the Statement of Additional Information and any amendments or supplements thereto as filed by the Trust as part of a registration statement for the offering of the Units as declared effective by the Securities and Exchange Commission.

         (t)      "Reserve Account" shall have the meaning given to it in
Section 3.4.

         (u) "Securities" shall mean the Assignments of Rents, Treasury securities, and uninsured money-market funds. The Securities, when deposited in the Trust or held by a custodian for the Fund, shall be listed in Schedule A to the Trust Agreement.

         (v) "Sponsor" shall mean Genesis Financial Group, Inc., a Michigan corporation, and its successors in interest.

         (w) "Supplemental Agreement" shall mean an amendment or supplement to the Agreement pursuant to Section 2.2 for the purpose of depositing additional Securities in the Fund and issuing additional Units.

         (x) "Termination Price" shall equal the Final Payment amount as computed pursuant to Section 4 of the Assignment of Rents Contract.

         (y) "Trustees" shall mean the person designated in the Trust Agreement including any successor appointed as hereinafter provided.

         (z) "Trust" shall mean the separate trust created by the Trust Agreement, together with the fund of the Securities constituting the portfolio which is listed in the Schedule attached to the Trust Agreement.

         (aa) "Trust Custodian" shall mean that entity selected by the Board to hold any marketable Securities which would not be appropriate for the Fund to hold directly.

         (bb) "Trust Fund" shall mean the enterprise created by the Trust Agreement, which shall consist of the Securities held pursuant and subject to the Agreement, together with all undistributed income or other amounts received or accrued thereon, any undistributed cash held in the Income and Capital Accounts or otherwise realized from the sale, redemption, liquidation or maturity of any of the Securities. Such amounts as may be on deposit in the Reserve Account as hereinafter established shall be excluded from the Trust Fund.

         (cc) "Unit" shall mean the fractional undivided interest in and ownership of the Trust which shall be priced at an amount as set forth in the Prospectus, said undivided interest being a fraction, the numerator of which is one and the denominator of which is (1) the number of Units distributed pursuant to the offering described in the Prospectus increased by (2) the number of any additional Units issued pursuant to Section 2.3 hereof and decreased by (3) the number of any Units redeemed as provided in Section 5.3 hereof. Whenever reference is made herein to the "interest" of a Unitholder in the Trust or in the Income and Capital Accounts, it shall mean the total fractional undivided interest represented by the number of Units held of record by such Unitholder.

         (dd) "Unitholder" shall mean the registered holder of any Unit, whether or not in certificated form, as recorded on the registration books of the Sponsor.

         (ee) "Unit Certificate" shall mean a certificate executed by the Trustees and the Sponsor evidencing ownership of an undivided fractional interest in the Trust.

         Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

                                   ARTICLE II
                   DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST;
                     FORM AND ISSUANCE OF UNIT CERTIFICATES

         SECTION 2.1       SPONSOR'S CAPITAL; APPLICATION OF OFFERING PROCEEDS.

         (a) The Sponsor shall either (1) contribute to the Trust the funds required to pay for the organizational costs of the Trust and for the preparation and registration of the offering of the Units in the Trust in exchange for a subordinated interest in the Trust in a dollar amount equal to the Sponsor's contribution or (2) the Sponsor shall pay said costs directly or on behalf of the Trust and be credited with a subordinated interest in the Trust equal to the dollar amount so paid by the Sponsor. In either event, the aggregate amount either contributed by the Sponsor or paid directly by the Sponsor shall not be less than One Hundred Thousand Dollars ($100,000.00). This amount is the Sponsor's capital in the Trust. The Sponsor's capital shall not receive distributions from the Trust unless and until all distributions due Unitholders have been made and, upon termination and liquidation of the Trust, the recovery of the Sponsor's capital, if any, shall be subordinated to the distributions due the Unitholders pursuant to
Section 8.2(c) herein.

         (b) The Sponsor shall identify to the Fund leased real estate that qualifies under the conditions established in the Prospectus. In the sole discretion of the Trustees, such real estate must satisfy the Fund's conditions for qualified real estate and the terms and conditions of the associated lease and assignment of rents must be acceptable to the Trustees.

         (c) Provided the proposed real estate, lease and Assignment of Rents qualify and are unanimously approved by the Trustees and the payment terms to the Fund under the assignment of rents are unanimously acceptable to the Trustees based on an MAI appraisal and that all fees and compensation to be received by the Sponsor or its Affiliates are fair and reasonable as so determined unanimously by the Trustees, the Fund shall pay monies to the Sponsor or its Affiliates which, when added to other proceeds supplied by or on behalf of the Sponsor or its Affiliates from lending sources, will permit the acquisition of real estate by the Sponsor or its Affiliates pursuant to the terms and conditions as presented to the Trustees by the Sponsor or its Affiliates.

         (d) All monies paid by the Fund to the Sponsor or its Affiliates pursuant to Section 2.1(c) shall be evidenced by an Assignment of Rents Contract and security agreement. Nothing herein shall require the Trustees or the Sponsor to conduct business exclusively with one another with regard to the presentation of qualifying investments or the payment of funds to purchase said investments.

         SECTION 2.2       CUSTODY OF SECURITIES.

         (a) The Trustees shall hold in trust the fully executed
Assignment(s) of Rents. Other securities purchased on behalf of the Fund shall be held in the name of the Trust in one or more brokerage accounts approved by the Board.

         (b) In addition to the receipt by the Trust Custodian (pursuant to Section 2.1(a) of the Assignment(s) of Rents, Trustees shall obtain satisfactory evidence to Trustees of the lessor's fee title ownership of the real estate on which the Assignment of Rents is based (including unbroken chain of title, where applicable), and shall obtain a title policy or title opinion establishing the mortgage liens against each real property to which an Assignment of Rents applies.

         SECTION 2.3 ACCEPTANCE OF TRUST. The Trustees hereby declare that they shall perform the duties herein for the use and benefit of the Unitholders, subject to the terms and conditions of this Agreement.

         SECTION 2.4       RECORDING OF UNITS.

         (a) The Trustees shall record on the Fund's books the ownership and number of Units of the Fund of each Unitholder from which the net proceeds of the Offering were used to purchase the Securities deposited in Trust. The recording in the Fund's books by the Trustees of the ownership and number of Units held shall constitute authentication of the Unitholder's interest in the Trust and the Unitholder's rights hereunder. The Trustees hereby agrees that on the date of any Supplemental Agreement and deposit of additional Securities it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute a Unit Certificate or Unit Certificates substantially in the form set forth below representing the ownership of an aggregate number of those Units.

         (b) Delivery of Unit Certificates requested is normally made three
(3) business days following receipt of a written request provided the minimum number of Units have been subscribed and the proceeds from the Offering have been released to the Fund. Unit Certificates are transferable by presentation and surrender to the Trustees properly endorsed or accompanied by a written instrument or instruments of transfer. A Unit Certificate holder must sign exactly as his or her name appears on the face of the Unit Certificate with the guaranteed as is acceptable to the Trustees. Unit Certificates will be issued in fully registered form, transferable only on the books of the Trustees in denominations of one Unit or any multiple thereof, numbered serially.

         (c) Under the terms and conditions of the Agreement and at such times as are permitted by the Trustees, Units may also be held in uncertificated form. Units will be held in uncertificated form unless a Unitholder informs the Trustees that it desires a Unit Certificate. Upon such notice, the Trustees shall execute and issue a Unit Certificate in the name of the Unitholder as set forth in the Fund's registration books to evidence such Units and shall make an appropriate notation in its registration books. Unit Certificates can be issued in denominations of one Unit, or any whole multiple thereof, subject to the Trust Fund's minimum investment requirements, if any. Units may again be held in uncertificated form by surrendering such Unit Certificate to the Trustees for cancellation. At such time, an appropriate notation will be made in the registration book of the Fund to indicate that the Units formerly evidenced by such canceled Unit Certificates are Units held in uncertificated from. The rights set forth in this Agreement of any holder of Units whether held in uncertificated form or of Units represented by a Unit Certificate shall be the same of those of any other Unitholder.

         SECTION 2.5 FORM OF UNIT CERTIFICATES. Each Unit Certificate referred to in Section 2.3 is, and each Unit Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, transferable only on the books of the Fund as herein provided, executed in facsimile by the Chairman and Secretary of the Board of Trustees dated the date of execution and delivery by the Fund.

         SECTION 2.6 SEPARATE TRUSTS. The Trust created by this Agreement is a separate and distinct trust for all purposes and the assets of one trust may not be co-mingled with the assets of any other nor shall the expenses of any trust be charged against any other. Units representing the ownership of an undivided fractional interest in this Trust Fund shall not be exchangeable for units representing the ownership of an undivided fractional interest in any other trust.

                                   ARTICLE III
                             ADMINISTRATION OF FUND

         SECTION 3.1 INITIAL COST. The Board shall, where applicable, either pay directly or reimburse the cost of organizing the Trust and all costs incurred in connection with the offer and sale of Units from withdrawals from the Capital Account. If the cash balance in the Capital Account is insufficient to make such withdrawal, the Trustees shall promptly remit the invoice or bill to be paid to the Sponsor who may elect to (1) pay the said cost directly without reimbursement or (2) acquire Units on the terms and conditions offered in the Prospectus, provided Units are available for purchase, in such a number as is sufficient to produce net proceeds to satisfy the said expenses to be paid.

         The cost of the initial preparation, printing and execution of the Unit Certificates, the initial fees of the Trustees, and other reasonable expenses in connection therewith shall be paid by the Sponsor and be reimbursed to the Sponsor out of the Income Account; provided, however, that the liability on the part of the Sponsor for such initial costs, fees and expenses shall not include any fees, costs or other expenses incurred in connection herewith after the execution of the Agreement and the deposit referred to in Section 2.1.

         SECTION 3.2 INCOME ACCOUNT. On or about the 15th day of each month until this Agreement shall terminate as provided herein, the Sponsor shall deliver to the Trustees the collected rents due from the Assignment(s) of Rents net of any property management fee which is due the property manager (including all monies representing liquidated damages for default or breach of any condition or term of the Assignment(s) of Rents). The Trustees shall collect monthly such earnings, distributions, cash dividends or interest which may have been paid with respect to the Securities of the Trust other than the Assignment of Rents. The Trustees shall credit such income from all Securities to a separate account for the Trust to be known as the "Income Account."

         Any distributions received by the Trustees in a form other than cash shall be sold in the manner directed by the Sponsor and the proceeds of sale credited to the Income Account of the Trust. The Trustees shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

         SECTION 3.3 CAPITAL ACCOUNT. Any monies received from the Sponsor as proceeds from the sale of Units and all monies received by the Trustees in respect of the Securities, other than amounts credited to the Income Account, shall be credited to a separate account to be known as the "Capital Account."

         SECTION 3.4 RESERVE ACCOUNT. The Trustees may elect to withdraw from the Income Account or the Capital Account of the Trust onthe amount to be credited to a separate account which shall be known as the "Reserve Account." The Trustees shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if the Trustees shall, in their sole discretion, determine that such amount is no longer necessary for the payment of any applicable taxes or other charges, then the Trustees shall, promptly re-deposit such amounts, together with any earnings on such amounts while in the Reserve Fund, into the account from which they were withdrawn, or if the Trust shall have terminated or shall be in the process of termination, the Trustees shall distribute such amounts to each Unitholder in accordance with such holder's interest in the Trust.

         SECTION 3.5       DEDUCTIONS AND DISTRIBUTIONS

         (a) On or immediately after the fifth (5th) day of each March, June, October, and December, beginning with the quarter which is not later than six
(6) months after the Fund has received an aggregate of $1,337,000 in net proceeds from the offering described in the Prospectus (the "Income Distribution Date"), the Board shall satisfy itself as to the adequacy of the Reserve Account, and shall make further credits thereto as may appear appropriate in accordance with Section 3.4. The Board then shall, with respect to the Trust:

             (i) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account, and pay to itself the amount that it is at the time entitled to receive pursuant to Section 7.4;

             (ii) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account, and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.8, and Section 7.1(e) as certified to by the Trustees.

         (b)(i) The Board shall compute monthly a projection of the Unitholders' Income Distribution (as defined below). Based on said computations, the Board shall, on each Income Distribution Date, distribute an amount per Unit equal to each Unitholder's Income Distribution computed by the Board as of the close of business on the Income Distribution Record Date immediately preceding such Income Distribution Date to each Unitholder of record at the close of business on the Income Distribution Record Date.

The Fund shall provide distributions by mail addressed to the post office address of the Unitholder as it appears on the registration books of the Fund. Until notified otherwise in writing of a change or correction, the Fund shall be entitled to treat as correct the post office address of the Unitholder as it appears on its registration books.

         (ii) For the purpose of this Section 3.5, the Unitholder's "Income Distribution" shall be equal to the Unitholder's number of Units multiplied by the income per Unit as projected by the Board. The payment of the projected income may be subsequently adjusted in later Income Distribution Payments in the event of breach of a lease or default or any other cause or condition which the Board, in its discretion, determines could reasonably affect the projected income from the Assignment of Rents or other Securities. The "Income Distribution" shall be computed by the Board.

         (iii) For the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Fund at the close of business on the last day of the month preceding an Income Distribution Date (the Income Distribution Record Date) shall be conclusively entitled to such distribution, and no liability shall attach to the Trustees by reason of payment to any Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Capital Account to individual Unitholders by means of one check, draft or other instrument or device provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.6 hereof.

         SECTION 3.6 DISTRIBUTION STATEMENTS. With each distribution from the Income or Capital Accounts of the Trust, the Board shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account, expressed as a dollar amount per Unit.

         Within a reasonable period of time after the last business day of each calendar year, the Board shall furnish to each person who at any time during such calendar year was a Unitholder of the Fund a statement setting forth, with respect to such calendar year and with respect to the Fund:

         (a)      as to the Income Account:

                  i. the amount of income received (including amounts received as a portion of the proceeds of any disposition of Securities),

                  ii. the deductions from the Income Account for payment into the Reserve Account,

                  iii. the  deductions  for  applicable  taxes and fees and
                       expenses of the Trustees, counsel, auditors and any expenses paid by the Trust pursuant to Section 3.5, and

                  iv. the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

         (b)      as to the Capital Account:

                  i. the date of principal payments and prepayments due to sale, maturity, redemption, liquidation or disposition of any of the Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Income account,

                  ii. any additions to the Capital Account by the Sponsor in order to meet costs incurred in connection with the offer and sale of Units and the organization of the Trust and the formation of the Fund,

                  iii. the deductions  from the Capital  Account,  if any, for payment of applicable taxes and fees and expenses of the Fund, counsel, auditors and any expenses paid by the Fund under Section 3.5


                  iv. the deductions from the Capital Account for payments into the Reserve Account,

                  v. the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year; and

         (c)      the following information:

                  i. a list of Securities as of the last Business Day of such calendar year, and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any,

                  ii. the number of Units outstanding on the last Business Day of such calendar year, and

                  iii. the amounts actually distributed or which are
                       otherwise attributable to Unitholders during such calendar year from the

                       Income and Capital Accounts,
                       expressed as total dollar amounts for such distributions and the status of such distributions for federal income tax purposes.

         SECTION 3.7 SALE OF SECURITIES. If necessary, in order to maintain the sound investment character of the Fund, the Board may sell or liquidate Securities in the Fund at such price and time and in such manner as shall be determined that any one or more of the following conditions exist:

         (a) there has been an uncured default under an Assignment of Rents with respect to the payment of rents;

         (b) there has occurred a material breach of covenant or warranty in any document relating to one or more leases underlying the Assignment(s) of Rents by a tenant which would, in the opinion of the Board, adversely affect either immediately or contingently the payment of rents the Assignment of Rents;

         (c) the value of the underlying property pursuant to which the Assignment of Rents has been issued has declined to such an extent or other such credit factors exist so that in the opinion of the Board, the retention of such Assignment of Rents would be detrimental to the Fund and to the interest of the Unitholders;

         (d) the issuer of a debt security included as one of the Securities defaults on the payment of its outstanding obligations; or

         (e) that all of the Securities in the Fund will be sold pursuant to termination of the Trust pursuant to Section 8.2 hereof.

         Upon receipt of such notice, the Trust Custodian shall deliver to the Fund the Securities held by it and identified by the Board to be sold or liquidated. The Fund shall then sell or liquidate the identified Securities. Upon receipt of the proceeds of any such sale or liquidation, after deduction therefrom any fees and expenses of the Trust Custodian connected with such sale or liquidation, and any brokerage charges, taxes or other governmental charges, the Board shall deposit and credit to the Capital Account such proceeds to pay expenses of the Fund. Proceeds not needed to pay expenses of the Fund shall be reinvested in the Securities selected by the Board.

         The Trustees shall not be liable in any way for depreciation or loss incurred by reason of any sale made pursuant to this Section 3.7.

         SECTION 3.8 COUNSEL. The Board may employ from time to time, as it deems necessary or desirable, legal counsel for any legal services which may be required in connection with the Securities, including any legal matters relating to the possible disposition or acquisition or any Securities pursuant to any provisions hereof or for any other reasons deemed advisable by the Board, in their discretion. The fees and expenses of such counsel may, at the discretion of the Sponsor, be paid by the Trustees from the Income Account and Capital Account as provided for in Section 3.5(a)(ii) hereof.

                                   ARTICLE IV
                               PURCHASE, TRANSFER,
                       INTERCHANGE OR REPLACEMENT OF UNITS

         SECTION 4.1 TRANSFER OR INTERCHANGE OF UNITS. Units will be held in uncertificated form unless the Unitholder requests in writing to have a Unit Certificate or Unit Certificates represent such Units be issued. If a Unitholder wishes to transfer any Unit(s), the Units may be transferred by the registered holder thereof by a written presentation and surrender of such Units or the Unit Certificates, if issued, at the corporate office of the Fund, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Board and executed by the Unitholder or his authorized attorney, together with transfer instructions signed and dated by the Unitholder and the transferee, whereupon Units or, if requested, a new registered Unit Certificates for the same aggregate number of Units of the Fund executed by the Trustees will be issued in exchange and substitution therefor and delivered by the Fund to the transferee. The Units surrendered shall be cancelled by the Fund. Subject to the foregoing, the Fund shall make proper notation of such transfer on the registration books. Unitholders holding their Units in uncertificated form may at any time inform the Fund that they wish to hold their Units in certificated form. The Fund shall execute and issue Unit Certificates for such Units. Unitholders holding Unit Certificates may at any time request that their Units be converted into uncertificated form. The Fund shall make appropriate notations on its books reflecting action taken pursuant to such requests by Unitholders, provided that the Fund is entitled to specify the minimum denomination of any Certificate issued. Unit Certificates issued pursuant to this Agreement shall be issued in denominations of one Unit or any whole multiple thereof as may be requested by the Unitholder. The Fund may deem and treat the registered Unitholder as the owner of the Units whether or not held in certificated form for all purposes hereunder and in either case the Fund shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Unit Certificate shall be so registered.

         A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Fund. The Fund may require a Unitholder to pay a reasonable fee for each new Unit Certificate issued on any such transfer or interchange.

         All Unit Certificates cancelled pursuant to this Agreement shall be disposed of by the Fund without liability on its part.

         Nothing herein shall be construed to limit the Board's power to elect to list the Fund's Units on a stock exchange or through NASDAQ.

         SECTION 4.2 UNIT CERTIFICATES MUTILATED, DESTROYED, STOLEN OR LOST. In case any Unit Certificate shall become mutilated, destroyed, stolen or lost, the Fund shall execute and deliver a new Unit Certificate, if requested by the Unitholder, in exchange and substitution therefor upon the Unitholder's furnishing the Trustees with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Board may prescribe and paying such expenses as the Fund may incur. Any mutilated Unit Certificate shall be duly surrendered to the Fund and cancelled before any new Unit Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Unit Certificate, a reasonable sum sufficient to pay any expenses of the Fund or otherwise associated with the reissuance may be imposed. Any such new Unit Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Unit Certificate shall be found at any time.

         In the event the Trust has terminated or is in the process of termination, the Trustees may make the distributions in respect to such mutilated, destroyed, stolen or lost Unit Certificate (without surrender thereof except in the case of a mutilated Unit Certificate) as provided in
Section 8.2 hereof if the Trustees is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Unit Certificate, evidence to the satisfaction of the Trustees of the destruction, loss or theft of such Unit Certificate and of the ownership thereof.

                                    ARTICLE V

         SECTION 5.1 REPRESENTATIONS OF SPONSOR AND OTHER LESSORS. The Trustees shall obtain the following representations from the Sponsor and its Affiliates and any other party from which the Trustees acquire an Assignment of Rents (collectively, the "Assingee"):

         (a) Assignee is an entity, if applicable, duly organized, validly existing, and in good standing under the laws of the state of its organization, and has full power, authority, and legal right to own its properties and assets and to conduct its business as conducted as of the date of this Agreement.

         (b) The signing party for the Assignee has full power and authority to execute, deliver and perform its obligations under this Agreement.

         (c) Assignee has full power and authority to transfer or cause an Affiliate to transfer its right, title and interest in and to the Assignment of Rents and related security instruments to the Fund for the benefit of the Unitholders.

         (d) Prior to the time that the Assignment of Rents are deposited in trust with the Fund, the Assignee will be the owner of the leased real estate free and clear of all liens and encumbrances, except for encumbrances of record on the real property that is leased from which the Assignment(s) of Rents are derived.

         (e) At the time an Assignment of Rents is deposited in trust with the Fund, no default shall have occurred with respect to the payment of rents which remains uncured under the lease of the real property underlying the Assignment of Rents contained in the Trust, except as may be disclosed to and accepted in writing by the Trustees prior to the assignment.

         (f) The tenant on each lease of the real property underlying the Assignment of Rents is fully and unconditionally obligated to make payment of rents under the terms of said lease as and when due and such payments are not subject to any defense, set-off, or counterclaim by any person obligated to pay or perform any obligation pursuant to such lease at the time the Assignment of Rents is received by the Trustees.

                                   ARTICLE VI
                                    TRUSTEES

         SECTION 6.1 NUMBER, QUALIFICATION, COMPENSATION AND TERM. The Board shall be comprised of three (3) Trustees. This number may be increased by resolution of the Board to not more than five (5) Trustees or reduced to not less than three (3). Trustees may succeed themselves in office. Trustees shall be individuals who are at least 40 years old and not under any legal disability. No Trustee shall be required to give bond, surety or securities to secure the performance of his or her duties or obligations hereunder. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. Whenever a vacancy among the Trustees shall occur, until such vacancy is filled as provided in Section 6.3, the Trustee or Trustees continuing in office, regardless of their number, shall have all of the powers granted to the Board and shall discharge all of the duties imposed on the Board by this Trust Agreement. None of the Trustees shall be officers, employees or shareholders of the Sponsor or any of its Affiliates or related in any way to said officers, employees or shareholders.

         SECTION 6.2 RESIGNATION, REMOVAL AND DEATH. A Trustee may resign at any time by giving written notice thereof in recordable form to the other Trustees at the principal office of the Trust. The acceptance of a resignation shall not be necessary to make it effective. A Trustee may be removed only for cause by the Unitholders by the affirmative vote of two-thirds of all of the votes entitled to be cast in the election of Trustees or by the Trustees then in office by a two-thirds vote (which action shall be taken only by vote at a meeting and not by authorization without a meeting, notwithstanding anything herein to the contrary). Upon the resignation or removal of any Trustee, he or she shall execute and deliver such documents and render such accounting as the remaining Trustee or Trustees shall require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her status as a Trustee shall immediately terminate, and his or her legal representatives shall perform the acts set forth in the preceding sentence. This Section 6.2 may only be amended or repealed with the affirmative vote of holders of two-thirds of all of the Units entitled to be cast generally in the election of Trustees.

         SECTION 6.3 VACANCIES. The resignation, removal, incompetency or death of any or all of the Trustees shall not terminate the Trust or affect its continuity. During a vacancy, the remaining Trustee or Trustees may exercise the powers of the Trustees hereunder. Whenever there shall be a vacancy or vacancies among the Trustees including vacancies resulting from an increase in the number of Trustees), such vacancy or vacancies shall be filled (i) at a special meeting of Unitholders called for such purpose, or
(ii) at the next annual meeting of Unitholders. Trustees elected at special meetings of Unitholders to fill vacancies or appointed by the remaining Trustee or Trustees to fill vacancies or appointed by the remaining Trustee or Trustees to fill vacancies shall hold office until the next annual meeting of Unitholders.

         SECTION 6.4. SUCCESSOR TRUSTEES. The right, title and interest of the Trustee in and to the Trust property shall vest automatically in all persons without any further act, and thereupon they shall have the same rights, privileges, powers, duties and immunities as though named as Trustees in this Agreement. Appropriate written evidence of the election and qualification of successor Trustees shall be filed with the records of the Trust and in such other offices or places as the Board may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee, he or she (and upon his or her death, his or her estate) shall automatically cease to have any right, title or interest in or two an of the Trust property, and the right, title and interest of such Trustee in and to the Trust property shall vest automatically in the remaining Trustee or Trustees without any further act.

         SECTION 6.5 MEETINGS AND ACTION WITHOUT A MEETING. The Board may act with or without a meeting. Except as otherwise provided herein, any action of a majority of Trustees present at a duly convened meeting of the Board shall be conclusive and binding as an action of the Board. A quorum for meetings of the Board shall be a majority of all of the Trustees in office. Action may be taken without a meeting in any manner and by any means permitted by Michigan law only by unanimous consent of all of the Trustees in office and shall be evidenced by a written certificate or instrument signed by all of the Trustees in office. Any action taken by the

Board in accordance with the provisions of this Section 6.5 shall be conclusive and binding on the Trust, the Trustees and the Unitholders as an action of all of the Trustees, collectively, and of the Trust. Any instrument, agreement or document of any character, whether similar or dissimilar, executed by one or more of the Trustees, when authorized at a meeting or by written authorization without a meeting in accordance with the provisions of this Section 6.5, shall be valid and binding on the Trustees, the Trust and the Unitholders.

         SECTION 6.6 AUTHORITY. The Trustees may hold the legal title to all property belonging to the Trust. They shall have absolute and exclusive control, management and disposition thereof, and absolute and exclusive control over the management and conduct of the business affairs of the Trust, free from any power or control on the part of the Unitholders, in the same manner as if they were the absolute owners thereof, subject only to the express limitations in this Trust Agreement.

         SECTION 6.7 POWERS. The Board shall have all of the powers necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which it deems necessary or desirable and proper to carry out such purposes. Any determination of the purposes of the Trust made by the Board in good faith, shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of the grant of powers to the Board. Without limiting the generality of the foregoing, the Board's powers on behalf of the Trust shall include the following:

            a. To hold legal title to property of the Trust in the name of the Trust, or in the name of one or more of the Trustees for the Trust, or of any other person for the Trust, without disclosure of the interest of the Trust herein.

            b. To create reserve funds for such purposes as it deems advisable.

            c. To deposit funds of the Trust in banks and other depositories without regard to whether such accounts will draw interest.

            d. To pay taxes and assessments imposed on or chargeable against the Trust or the Trustees by virtue of or arising out of the existence, property, business or activities of the Trust.

            e. To issue and sell or exchange Units of the Trust as provided in the Prospectus, and to cause such Units to be listed on a stock exchange or on NASDAQ.

            f. To exercise with respect to property of the Trust, all options, privileges and rights, whether to vote, assent, subscribe or convert, or of any other nature; to grant proxies; and to participate in and accept securities issued under any voting trust agreement.

            g. To engage or employ agents, representatives and employees of any nature, or independent contractors, including, but not limited to, transfer agents for the transfer of Units in the Trust, registrars, underwriters for the sale of Units in the Trust, independent certified public accountants, attorneys at law, appraisers and real estate agents and brokers, including the Sponsor and its Affiliates, and to delegate to one or more Trustees, agents, representatives, employees, independent contractors or other persons such powers and duties as the Board deems appropriate.

             h. To determine conclusively the allocation between capital and income of the receipts, holdings, expenses and disbursements of the Trust.

             i. To determine conclusively the value from time to time and to revalue the securities and other property of the Trust by means of independent appraisals.

             j. To compromise or settle claims, questions, disputes and controversies by, against or affecting the Trust.

             k. To solicit proxies of the Unitholders.

             l. To adopt a fiscal year for the Trust and to change such fiscal year in accordance with the applicable provisions of the Internal Revenue Code.

             m.       To adopt and use a seal.

             n. To deal with the Trust property in every way, which it would be lawful for an individual to deal with the same, whether similar to or different from the ways herein specified.

             o. To determine whether or not, at any time or from time to time, to attempt to cause the Trust to qualify for taxation, or to terminate the status of the Trust, as a grantor trust.

             p. To do all other such acts and things as are incident to the foregoing and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes of the Trust and to carry out the provisions of this Declaration of Trust.

         SECTION 6.8 RIGHT TO OWN SHARES. A Trustee may acquire, hold and dispose of Units in the Trust for his or her individual account and may exercise all rights of a Unitholder to the same extent and in the same manner as if he or she were not a Trustee.

         SECTION 6.9 TRANSACTIONS WITH TRUST. Subject to the provisions of
Section 5, Article I, and to any restrictions in this Agreement or adopted by the Board in bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, but not limited to, for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of securities of the Trust) with any person, including the Sponsor or its Affiliates, any officer, employee or agent of the Sponsor or an person affiliated with the Sponsor.

         SECTION 6.10 PERSONS DEALING WITH TRUSTEES. No corporation, person, transfer agent or other party shall be required to examine or investigate the trusts, terms or conditions contained in this Agreement or otherwise applicable to the Trust, and every such corporation, person, transfer agent or other party may deal with Trust property and assets as if the Trustees were the sole and exclusive owners thereof free of all trusts; and no such corporation, person, transfer agent or other party dealing with the Trustees or with the Trust or Trust property and assets shall be required to see to the application of any money or property paid or delivered to any Trustee, or nominee, agent or representative of the Trust or the Trustee. A certificate executed by or on behalf of the Trustees or by any other duly authorized representative of the Trust delivered to any person or party dealing with the Trust or Trust property and assets, or, if relating to real property, recorded in the deed records for the county or district in which such real property lies, certifying as to the identity and authority of the Trustees, agents or representatives of the Trust for the time being, or as to any action of the Trustees or of the Trust, or of the Unitholders, or as to any other fact affecting or relating to the Trust or this Agreement, may be treated as conclusive evidence thereof by all persons dealing with the Trust. No provisions of this Agreement shall diminish or affect the obligation of the Trustees and every other representative or agent of the Trust to deal fairly and act in good faith with respect to the Trust and the Unitholders insofar as the relationship and accounting among the parties to the Trust is concerned; but no third party dealing with the Trust or with any Trustee, agent or representative of the Trust shall be obliged or required to inquire into, investigate or be responsible for the discharge and performance of such obligation.

         SECTION 6.11 GENERAL DEFINITION OF TRUSTEES' LIABILITIES, RIGHTS AND DUTIES. The Trustees shall be obligated to perform only such duties as are specifically set forth in this Agreement. The expenses and costs of allocations, undertakings or proceedings shall be reimbursable to the Trustees from the Income and Capital Accounts of the Trust, and the payment of such costs and expenses shall be secured by a lien on the Trust in status prior to the interest of Unitholders.

         In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustees as otherwise set forth, the liabilities of the Trustees are further defined as follows:

         (a) All moneys deposited with or received by the Trustees hereunder related to the Trust Fund shall be held by it in an interest bearing account in trust, as part of the Trust Income Account, Capital Account or Reserve Account until required to be disbursed in accordance with the provisions of this Agreement, and such moneys will be segregated by separate recordation on the trust ledger of the Fund in such other manner as shall constitute the segregation and holding thereof in trust. All Securities deposited with the Fund shall be held in trust by the Trustees or in the custody of a designated Trust Custodian and sold, transferred or distributed only pursuant to the terms and conditions of this Agreement.

         (b) The Trustees shall be under no liability for any action taken in good faith on any appraisal, paper, order list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities, Units, or Unit Certificates pursuant to this Agreement, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Agreement or otherwise, except by reason of its own gross negligence or willful misfeasance. The Trustees acting as the Board may construe any of the provisions of this Agreement, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provision hereof by the Board in good faith shall be binding upon the parties hereto.

         (c) The Trustees shall not be responsible for or in respect of the recitals herein, the validity or sufficiently of this Agreement or for the due execution hereof by the Sponsor, or the form, character, genuineness, sufficiency, value or validity of any of the Securities or for or in respect of the validity or sufficiency of the Units or of the Unit Certificates (except for the due execution thereof by the Trustees) and the Trustees shall in no event assume or incur any liability, duty, or obligation to any Unitholder other than as expressly provided for herein. The Trustees shall not be responsible for or in respect of the validity of any signature by or on behalf of the Sponsor.

         (d) The Fund shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless (1) more than 50% of the Unitholders direct the Fund to so intervene and (2) the Trustees shall be furnished with reasonable security and indemnity against such expense or liability. Any pecuniary cost of the Fund from such actions shall be deductible from and a charge against the Income and Capital Accounts. The Board may, in its discretion, undertake such action as it may deem necessary at any and all times to protect the Fund and the rights and interests of the Unitholders pursuant to the terms of this Agreement; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Fund from the Income and Capital Accounts and the payment of such amounts shall be secured by a prior lien on the Trust Fund.

         (e) The Board may employ attorneys, accountants and auditors or other professionals (collectively "Agents") and shall not be answerable for the negligence, default or misconduct of any such Agents if they shall have been selected with reasonable care. The Trustees shall have no liability for any act or omission under this Agreement taken or suffered in good faith by the Trustees, in accordance with the opinion of counsel which may be counsel to the Sponsor acceptable to the Trustees. The fees and expenses charged by such Agents shall constitute an expense of the Fund reimbursable from the Income and Capital Accounts as set forth in Section 7.4 hereof and the payment of such amounts shall be secured by a prior lien on such Trust.

         (f) If at any time a Trustee shall fail to undertake or perform any of the duties which by the terms of this Agreement are required by it to be undertaken or performed, or such Trustees shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Trustee or of his property shall be appointed, or any public officer shall take charge or control of such Trustee or of his affairs for the purpose of rehabilitation, conservation of liquidation, then in any such case, the Board shall at the direction of at least 66 2/3% of the Unitholders: (1) appoint a successor Trustee who shall act hereunder in all respects in place of such replaced Trustee, and which may be compensated at rates deemed by the Board to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected trusts or, to the extent funds are not available in such Account, from the Capital Account of the affected Trusts, with written notice of such successor to the replaced Trustee given to all Unitholders by the Board, or (2) terminate this Agreement and the trust created hereby and liquidate the Trust Fund in the manner provided in Section 8.2.

         (g) In no event shall a Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the income or interest thereon or upon him as Trustees hereunder which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Fund may sustain or incur with respect to such taxes or charges, the Fund shall be reimbursed and indemnified out of the Income and Capital Accounts, and the payment of such amounts to be paid shall be secured by a prior lien on the Trust Fund.

         (h) Except as provided for specifically herein, no claim for payment to a Sponsor or its Affiliates, whether direct or indirect shall be paid and charged as an expense against the Fund except for payment of such fair and reasonable amounts as determined by the Board which constitute compensation for performing bookkeeping and other administrative services, property management services and property acquisition services.

         (i) The Trustees, except by reason of their own gross negligence or willful misconduct, shall not be liable for any act or omission taken or suffered to be taken by them in good faith and believed by them to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

         (j) The Board is authorized to appoint an entity affiliated with a Trustee to perform the functions of Trust Custodian and receiving and paying agent.

         SECTION 6.12 BOOKS, RECORDS AND REPORTS. The Fund shall keep proper books of record and account of all the transactions under this Agreement at its corporate trust office, including a record of the name and address of, and the Units issued by the Fund and held by every Unitholder. A Unitholder of the Fund, upon written request, shall have the right to inspect such books and records of the Fund which shall be open to inspection by any Unitholder of the Fund at all reasonable times during the usual business hours of Trustees. The Board which shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

         Unless the Board determines that such a compilation is not required, the accounts of the Fund shall be compiled not less than annually by independent public accountants designated from time to time by the Board and reports of such accountants shall be furnished by the Fund to the Unitholders.

         SECTION 6.13 AGREEMENT AND LIST OF SECURITIES ON FILE. The Fund shall keep a certified copy or duplicate signed original of this Trust Agreement on file at its corporate trust office available for inspection. Any Unitholder may, upon prior written request, inspect the Agreement, together with a current list of the Securities in the Fund, at all reasonable times during the usual business hours of Fund.

         SECTION 6.14 COMPENSATION. The Trustees shall receive at the times set forth in Section 3.5 and in the amounts set forth in the Trust Agreement, compensation for performing ordinary normal recurring services under this Agreement. Such compensation shall be charged by the Trustees against the Income and Capital Accounts of the Trust Fund; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustees pursuant to this Agreement.

         The Trustees shall charge the Income and Capital Accounts for any and all expenses and disbursements incurred hereunder, including legal and accounting expenses, and for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Trustees in making any annual or other reports or other documents provided; however, that the amount of any such charge which has not been finally determined as of any calculation time may be estimated and any necessary adjustment shall be made. Provided, further, that if the balances in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.4, the Trustees shall have a lien on the Income and Capital Accounts, superior to the rights of the Unitholders, for the amount due under this Section 6.4.

         The Trustees shall be indemnified by the Fund and held harmless against any loss or liability accruing to it them (except to the extent such as loss or liability is due to the negligence, bad faith or willful misconduct on its part), arising out of or in connection with the acceptance or administration of the Fund, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including any loss, liability or expense incurred in acting pursuant to written directions to the Trustees given by the Unitholders from time to time in accordance with the provisions of this Agreement or in undertaking actions from time to time which the Trustees deem necessary in their discretion to protect the Fund and the rights and interests of the Unitholders pursuant to the terms of this Agreement.

                                   ARTICLE VII
                              RIGHTS OF UNITHOLDERS

         SECTION 7.1 BENEFICIARIES OF TRUST. By the purchase and acceptance or other lawful delivery and acceptance of any Unit, whether certificated or not, the Unitholder shall be deemed to be a beneficiary of the Trust created by this Trust Agreement and vested with all right, title and interest in the Trust Fund to the extent of the Unit or Units set forth, subject to the terms and conditions of this Agreement.

         SECTION 7.2 RIGHTS, TERMS AND CONDITIONS. In addition to the other rights and powers set forth in the other provisions and conditions of this Trust Agreement, the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

         (a) The death or incapacity of any Unitholder shall not operate to terminate this Agreement or the Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust Fund or a the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Board at any time to account, in any manner other than as expressly provided in this Agreement, in respect of the Securities or moneys from time to time received, held and applied by the Trustees hereunder.

         (b) There shall be an annual meeting of Unitholders at such time and place, either within or without the State of Michigan, as the Board shall prescribe, at which Trustees shall be elected or re-elected and any other proper business may be conducted. The annual meeting of Unitholders shall be held upon reasonable notice at a convenient location and within a reasonable period following delivery of the annual report. Special meetings of Unitholders may be called by a majority of the Trustees or by the Chairman (or any Co-Chairman) of the Trust, and shall be called upon the written request of Unitholders holding in the aggregate not less than a majority of the outstanding Units of the Trust entitled to vote in the manner provided in the Bylaws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Unitholders for the election of successor Trustees. Notice of the Unitholders' meeting shall be given as provided in the Bylaws. No other business than that which is stated in the call for a special meeting shall be considered at such meeting.

         (c) A majority of the holders of outstanding Units entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at such meeting. The submission of any action to the Unitholders for their consideration shall first be approved by the Board

         SECTION 7.3 VOTING. At each meeting of Unitholders, each Unitholder entitled to vote shall have the right to vote, in person or by proxy in any manner permitted under Michigan law, the number of Units of the Trust owned by him or her on each matter on which the vote of the Unitholders is taken. In any election of Trustees in which more than one vacancy is to be filled, each Unitholder may vote the number of Units of the Trust owned by him or her for each vacancy to be filled. There shall be no right of cumulative voting. Each outstanding Unit, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Unitholders, except to the extent that this Agreement (to the extent permitted by Michigan law) limits or denies voting rights to the holders of the Units.

         SECTION 7.4 INSPECTION RIGHTS. The books and records of the Trust shall be open to inspection to Unitholders to the extent required under Michigan law.

         SECTION 7.5 INVESTMENT LIMITATIONS. Notwithstanding anything herein to the contrary, without the prior consent of Unitholders holding more than 50% of the outstanding Units, the Fund may not:

         a) Issue senior securities (including borrowing money) for other than temporary purposes), or pledge its assets other than to secure borrowings or in connection with permitted investment strategies; notwithstanding the foregoing, the Fund may borrow up to an additional
         5% of its total assets for temporary purposes;

         b) Act as an underwriter of securities issued by other persons, except insofar as the Fund may be deemed an underwriter in connection with the disposition of securities;

         c) Purchase or sell real estate or commodities, except that the Fund is authorized to invest in securities that involve real estate, and securities secured by real estate or interests therein and the Fund may hold and sell real estate acquired through default, liquidation or other distributions of an interest in real estate as a result of the Fund's ownership of such securities;

         d) Purchase or sell commodities or commodity futures contracts;

         e) Make loans to other persons;

         f) Purchase restricted or "illiquid" securities except for assignments of rents; if as a result, more than 15% of the Fund's net assets would then be invested in such securities (excluding securities which are eligible for resale pursuant to Rule 144A under the Securities Act of
         1933);

         g) Acquire or retain securities of any investment company, except that he Fund may (a) acquire securities of investment companies up to the limits permitted by Sec. 12(d)(1) of the Investment Company Act of 1940, and (b) acquire securities of any investment company as part of a merger, consolidation or similar transaction;

         h) Make short sales;

         i) Invest in puts, calls, straddles, spreads or any combination thereof;

         j) Invest in oil, gas or other mineral exploration programs, development programs or leases;

         k) Pledge, mortgage or hypothecate its assets except in connection with permitted borrowings; or

         l) Purchase securities on margin.

                                  ARTICLE VIII
                    ADDITIONAL COVENANTS; GENERAL PROVISIONS

         SECTION 8.1       AMENDMENTS.

         (a) This Agreement may be amended from time to time by the Trustees hereto or their respective successors, without the consent of any of the Unitholders (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or (ii) to make such other provision regarding matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders; provided, however, that in no event may any amendment be made which would adversely affect the characterization of a Trust as a grantor trust for federal income tax purposes. This Agreement may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments, or (2) to reduce an interest in the Trust represented by Units (whether evidenced by Unit Certificates or held in uncertificated from).

         (b) Except for the amendments, changes or modification as provided in Section 8.1(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Agreement without the giving of notice and the obtaining of the approval or consent of Unitholders representing more than 50% of the Units then outstanding of the Fund. Nothing contained in this Section 8.1(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Agreement without the consent of the Unitholders of all of the Units then outstanding of the Fund and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustees with the power to engage in business or investment activities other than as specifically provided in this Agreement, or (3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes.

         (c) Promptly after the execution of any such amendment the Trustees shall furnish written notification to all then outstanding Unitholders of the substance of such amendment.

         SECTION 8.2 TERMINATION; TERMINATION PRICE OF SECURITIES; DISTRIBUTION OF PROCEEDS UPON TERMINATION.

         (a) This Agreement and the Trust created hereby shall terminate on the Mandatory Termination Date. Upon the Mandatory Termination Date, the registration books of the Trustees shall be closed. The Trust shall sooner terminate if all of the

Unitholders vote to terminate it, if it is terminated by a court having lawful jurisdiction over the Trust or if the Trust is placed into involuntary bankruptcy.

         (b) In the event of a termination of the Trust, the Trustees shall sell or otherwise liquidate all Securities held in the Trust, including its Assignments of Rents Contracts. The aggregate Termination Price of all Securities sold by the Fund shall be the net proceeds received by the Fund following said sale.

         The Termination Price for the Assignment(s) of Rents given by the Sponsor or an Affiliate which must be repurchased from the Trustees shall be the Final Payment amount as set forth in the Assignment of Rents Contract.

         (c) The Trustees shall proceed to make the payments and distributions provided for hereinafter in this Section 8.2 based on such Unitholder's pro rata interest in the Termination Price and the balance of the Capital and Income Accounts after the deductions herein provided. Thirty
(30) days prior written notice shall be given by the Board in connection with the termination of this Agreement to each Unitholder at the address appearing on the registration books of the Fund.

         On the fifth Business Day following receipt of funds in the amount of the Termination Price for all the Securities held by the Fund, the Board shall:

         i. deduct from the Income Account of the Fund or, to the extent that funds are not available in such Account of the Fund, from the Capital Account of the Fund, and pay to itself individually an amount equal to the sum of (A) its accrued compensation for its ordinary recurring services, (B) any compensation due it for its extraordinary services in connection with the Fund, and (C) any costs, expenses or indemnities in connection with the Fund as provided herein;

         ii. deduct from the Income Account of the Fund or, to the extent that funds are not available in such Account, from the Capital Account of the Fund and pay accrued and unpaid fees of counsel in connection with the Fund, if any;

         iii. deduct from the Income Account of the Fund or the Capital Account of the Fund any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Agreement in connection with the Trust;

         iv. make final distributions from the Fund, against surrender for cancellation for all of each Unitholder's Unit Certificate or Unit Certificates, if issued, as follows:

              (A) the Unitholder's pro rata share of the cash balance of the Income Account; and

              (B) on the conditions set forth in Section 3.4 hereof, to all Unitholders, their pro rata share of the balance of the Reserve Account;

              (C) the balance in the Capital Account up to the aggregate of the Unitholder's investment. The Board, at its sole discretion, may also distribute all or a portion of any excess balance in the Capital Account to the Unitholders or may distribute said excess to itself as a recovery of the Sponsor's capital contributed or paid on behalf of the Trust Fund in accordance with Section 3.6(b)(ii).

          v. within 60 days after the distribution to each Unitholder as provided for in Section 8.2(b)iv furnish to each such Unitholder a final distribution statement, setting forth the data and information in substantially for the form and manner provided for in Section 3.6 hereof.

         (c) The Trustees shall be under no liability with respect to moneys held by the Fund in the Income, Reserve and Capital Accounts of the Fund upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Agreement.

         SECTION 8.3 CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to its conflict of laws rules.

         SECTION 8.4 WRITTEN NOTICE. Any notice, demand, direction or instruction required to be given hereunder, shall be in writing and shall be duly given if mailed by first class mail with postage prepaid, delivered, or sent via overnight courier at the address listed below:

         Sponsor:           Genesis Financial Group, Inc.
                            One Oakland Towne Square
                            Suite 1450
                            Southfield, Michigan 48076
                            ATTN: D. James Barton

         Trustees:




         Unitholders:        at the address of such holder
                             appearing on the registration
                             books of the Fund

or at such other address as the parties shall specify in writing.

         SECTION 8.5 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Unit Certificates or the rights of the holders thereof.

         SECTION 8.6 HEADINGS FOR REFERENCE ONLY. Headings preceding the text of articles, sections and subsections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Trust Agreement.

         SECTION 8.7 APPLICABLE LAW. This Trust Agreement has been executed with reference to, and its construction and interpretation shall be governed by, Michigan law, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to Michigan law.

         SECTION 8.8 BYLAWS. The Bylaws of the Trust may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board by vote of a majority of the Trustees, subject to repeal or change by action of the Unitholders of the Trust entitled to vote thereon.

                                   ARTICLE IX
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         SECTION 9.1 LIMITATION OF LIABILITY OF TRUSTEES. To the maximum extent that Michigan law in effect from time to time permits limitation of the liability of trustees of grantor trust, no Trustee of the Trust shall be liable to the Trust or to any Unitholder for money damages. Neither the amendment nor repeal of this Section 11.1, nor the adoption or amendment of any other provision of this Trust Agreement inconsistent with this section 11.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Michigan statute limiting the liability of Trustees of a Michigan trust for money damages in a suit by or on behalf of the Trust or by any Unitholder, no Trustee of the Trust shall be liable to the Trust or to any Unitholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustees action or failure to act was a result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         SECTION 9.2 INDEMNIFICATION OF AGENTS AND EMPLOYEES. The Trust shall have the power to indemnify each employee and agent, to the fullest extent permitted by Michigan law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

         SECTION 9.3 INSURANCE. The Trust, for purposes of providing indemnification for its Trustees, employees and agents, shall be the authority, without specific Unitholder approval, to enter into insurance or other arrangements, with persons or entities which are regularly engaged in the business of providing insurance coverage, to indemnify all Trustees, employees and agents of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees, employees or agents of the Trust, whether or not the Trust would otherwise have the power under this Trust Agreement or under Michigan law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities there of are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether Trustees participating in and approving such insurance or other arrangement shall be beneficiaries thereof.

         IN WITNESS WHEREOF, Genesis Financial Group, Inc. and
_____________________________________, __________________________________,
and _______________________________________, have each caused this Trust
Agreement to be executed, as of the day, month and year first written above.

                                    GENESIS FINANCIAL GROUP, INC.,
                                    Settlor and Sponsor


                                    By:
                                       ---------------------------------------
                                       D. James Barton, President

STATE OF MICHIGAN )
                  )ss.
COUNTY OF WAYNE   )

         I,_____________ , a Notary Public in and for the said County and State aforesaid, do hereby certify that D. James Barton, President of Genesis Financial Group, Inc., a Michigan corporation, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such President.

         GIVEN under my hand and notarial seal this_______day of_________ , 2001.



                                           ----------------------------
                                           Notary Public



TRUSTEES

----------------------------------------

----------------------------------------

----------------------------------------



STATE OF                            )
         ---------------------------
                                    )ss.
COUNTY OF                           )
          --------------------------

         I,______________ , a Notary Public in and for the said County and State aforesaid, do hereby certify that ________________, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such President.

         GIVEN under my hand and notarial seal this____________day of_________, 2001.



                                           ----------------------------
                                           Notary Public

STATE OF                            )
         ---------------------------
                                    )ss.
COUNTY OF                           )
         ---------------------------

         I,___________, a Notary Public in and for the said County and State aforesaid, do hereby certify that________________, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such President.

         GIVEN under my hand and notarial seal this___________day of_________, 2001.



                                    ---------------------------
                                    Notary Public

STATE OF                            )
         ---------------------------
                                    )ss.
COUNTY OF                           )
         ---------------------------

         I,____________________, a Notary Public in and for the said County and State aforesaid, do hereby certify that _________________, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such President.

         GIVEN under my hand and notarial seal this__________day of__________, 2001.



                                    -----------------------------
                                    Notary Public

122957v5